                                                                    EXHIBIT 99.1

                                                                 [MCKESSON LOGO]

CONTACT:  LARRY KURTZ
          VICE PRESIDENT, INVESTOR RELATIONS
          (415) 983-8418

               MCKESSON REPORTS FISCAL 2004 THIRD QUARTER RESULTS

-     Revenues of $18.2 billion, up 22%.

- Excluding warehouse sales, revenues up 14% with Pharmaceutical Solutions revenues up 15%.

-     Net income of $120.2 million, down 10%, and diluted EPS of 41 cents, down
      11%.

SAN FRANCISCO, JANUARY 22, 2004 - McKesson Corporation (NYSE: MCK) today reported that revenues for the third quarter ended December 31, 2003, were $18.2 billion, an increase of 22% from $14.9 billion a year ago, including customer warehouse sales of $5.8 billion, which increased 45% from $4.0 billion. Excluding warehouse sales, revenues grew 14%, to $12.4 billion from $10.9 billion a year ago. Third quarter net income was $120.2 million, a decrease of 10% from $134.3 million a year ago, and diluted earnings per share was 41 cents, a decrease of 11% from 46 cents.

CORPORATE OVERVIEW

      "McKesson continued to have strong revenue growth in the third quarter, driven by U.S. and Canadian pharmaceutical distribution," said John H. Hammergren, chairman and chief executive officer. "While we had several unusual issues in the quarter, which we have now addressed, our earnings are primarily being impacted by the continued evolution of our Pharmaceutical Solutions business model. In response, we are working with manufacturers and customers to ensure that McKesson will be appropriately compensated for the valuable services we provide, and we continue to focus on improvements in our operating efficiency. We are encouraged by the progress we are making on all fronts."

      McKesson's third-quarter results were impacted by a number of factors:

            - An estimated $25 million pre-tax reduction to Pharmaceutical Solutions operating profit resulting from shifts in the timing of a significant number of pharmaceutical price increases anticipated for the third quarter. These price increases have now occurred and will improve fourth quarter results.

            - A previously announced automation contracting change that will delay an estimated $16 million in pre-tax Pharmaceutical Solutions operating profit into future periods.

            - A $19 million pre-tax charge in the Pharmaceutical Solutions pharmacy outsourcing business resulting from $10 million in losses from a fixed price contract that has since been renegotiated and a $9 million bad debt provision.

            - A $22 million pre-tax increase to Pharmaceutical Solutions operating profit from the cash proceeds for the settlement of an antitrust class action lawsuit brought against manufacturers of a cardiac drug.

            - A $20 million pre-tax contract charge in Information Solutions international operations.

            - An $8 million after-tax benefit resulting from certain income tax settlements and adjustments.

      Additionally, Pharmaceutical Solutions operating profit was reduced by fewer vendor buying opportunities in the third quarter compared to a year ago. This continues a trend previously discussed in the second quarter.

      In the third quarter a year ago, McKesson's pre-tax income was reduced by several factors netting to approximately $19 million: $51 million in estimated contract losses for Information Solutions international operations, a $22 million credit for reversal of Information Solutions domestic customer settlement reserves and $10 million in gains from the sale of Pharmaceutical Solutions leases and equity investments.

      "Looking ahead in Pharmaceutical Solutions, we are very pleased with our new contract to supply the Department of Veterans' Affairs," said Hammergren. "This agreement, combined with recently renewed agreements for major national distribution customers such as Rite-Aid, Omnicare and Caremark, provides a foundation for strong U.S. revenue growth throughout the next fiscal year."

      "This new contract and our contract renewals have been priced at competitive rates designed to deliver our target returns. Improving returns continues to be a corporate priority for shareholder value creation."

      "For our fourth quarter, Pharmaceutical Solutions revenues, excluding warehouse sales, should grow about 13%. Warehouse sales growth should be above 35%. We expect a fourth-quarter decline of 20 to 25 basis points in operating margin. That anticipated decline includes both the positive impact of the shift in price increases from the third quarter to the fourth quarter, and the continued negative impacts of the automation contracting change and fewer product buying opportunities."

      "For fiscal 2005, Pharmaceutical Solutions revenue growth should be in the mid to high teens, reflecting our new contracts and renewals. However, we expect that operating margin will remain under near-term pressure as the business model continues to evolve."

      "In Medical-Surgical Solutions, growth among alternate site customers remains strong, helping offset the transition of the previously announced loss of our largest acute care customer. Our operating improvement remains on schedule and we are pleased with the progress we are continuing to make."

      "In Information Solutions, revenue growth was flat due primarily to decreases in non-clinical software and outsourcing service revenues and the impact of longer installation timelines required for certain large, complex clinical implementations. In the fourth quarter, revenue growth should be up modestly from last year's strong performance. Operating margin in the fourth quarter should be up, in the range of 13 to 15%. This business continues to play a key role in our One McKesson hospital strategy."

THIRD QUARTER SEGMENT OPERATING PERFORMANCE
PHARMACEUTICAL SOLUTIONS SEGMENT



                                                         QUARTER ENDED DECEMBER 31,
                                             --------------------------------------------
DOLLAR AMOUNTS IN MILLIONS                       FY04                 FY03         CHANGE
                                             ------------         ------------     ------
Revenues
   U.S. Health Care direct revenues          $   10,221.8         $   9,039.7         13%
   Canada                                         1,199.6               886.3         35%
                                             ------------         -----------
     Total direct revenues                   $   11,421.4         $   9,926.0         15%
   U.S. Health Care warehouse sales               5,827.1             4,007.1         45%
                                             ------------         -----------
     Total revenues                          $   17,248.5         $  13,933.1         24%
                                             ============         ===========
Operating profit                             $      191.0         $     241.0        (21)%
Operating margin ex-warehouse sales                   1.67%              2.43%       (76)bp


      Pharmaceutical Solutions revenue growth among institutional customers was up strongly. Revenue growth from independent pharmacy customers continued to be solid. Institutional customers accounted for 45% of U.S. pharmaceutical distribution revenues, retail chains accounted for 34% and independent pharmacies, 21%. Warehouse sales were up 45% due to several new agreements.

      McKesson Canada revenues increased 35% in the quarter. On a constant currency basis, Canadian revenues would have increased 14%.

      Pharmaceutical Solutions operating profit was down 21%, driven by the series of factors described above. During the third quarter a year ago, Pharmaceutical Solutions recorded a $5.3 million gain on the sale of customer lease receivables and a $4.5 million gain on the sale of venture investments.

MEDICAL-SURGICAL SOLUTIONS SEGMENT

                                            QUARTER ENDED DECEMBER 31,
                                   -----------------------------------------
DOLLAR AMOUNTS IN MILLIONS            FY04               FY03        CHANGE
                                   ---------         ---------       -------
Revenues                           $   689.1         $   692.6          (1)%
Operating profit                   $    22.3         $    17.6          27%
Operating margin                        3.24%             2.54%         70bp

      Medical-Surgical Solutions revenues were down 1%. Revenue growth was strong among alternate site customers, especially physician offices, but was negatively impacted by the start of the transition of the previously announced loss of the segment's largest acute care customer. Operating profit of $22.3 million was up 27%, due to improved gross margins and lower operating costs. Operating profit was reduced by a charge of $2.0 million to restructure the medical-surgical distribution center network to mitigate the impact of the customer loss.

INFORMATION SOLUTIONS SEGMENT

                                           QUARTER ENDED DECEMBER 31,
                                 ------------------------------------------
DOLLAR AMOUNTS IN MILLIONS          FY04              FY03           CHANGE
                                 ---------         ---------         ------
Revenues                         $   294.3         $   295.3            --%
Operating profit                 $    20.6         $    15.1            36%
Operating margin                      7.00%             5.11%          189bp

      Information Solutions revenues were flat compared to the prior year. Software revenues were down 9% to $56.2 million, primarily due to decreases in non-clinical software and the longer installation period required for certain large, complex clinical implementations, which has the effect of delaying revenue recognition. Services revenues were up 3% to $211.6 million. Hardware revenues were down 3% to $26.5 million.

      Operating profit in the third quarter was reduced by the $20 million charge for estimated contract losses in international operations. Last year's third quarter included a net expense of $29 million reflecting the original $51 million charge for international contract losses, offset in part by the $22 million credit for the reversal of a portion of previously recorded reserves for domestic customer settlements.

OTHER OPERATING HIGHLIGHTS

                                                            DECEMBER 31,
                                              ------------------------------------
DOLLAR AMOUNTS IN MILLIONS                      FY04            FY03        CHANGE
                                              -------         -------       ------
Corporate expenses for quarter ended          $  40.5         $  39.8            2%
Return on stockholders' equity for
four quarters ended                              13.1%           12.3%          80bp
Return on committed capital for four
quarters ended                                   23.1%           22.4%          70bp

      McKesson's reported tax rate for the quarter was 26.7%, and included the $8 million benefit from certain income tax settlements and adjustments. The company's estimated tax rate for the fourth-quarter should be approximately 33%. Earnings per diluted share were based on 298.7 million average diluted shares in the quarter.

                                                       AS OF AND FOR THE NINE
                                                      MONTHS ENDED DECEMBER 31,
                                                    ---------------------------
DOLLAR AMOUNTS IN MILLIONS                            2003               2002
                                                    -------            --------
Cash and marketable securities                      $   214            $   328
Total debt                                            1,704              1,532
Cash flow (used in) provided by operations             (276)               365
Stockholders' equity                                  4,970              4,332
Net debt to net capital employed                       23.1%              21.8%

      McKesson used cash of $276 million in operations year to date compared to generating $365 million in the first nine months a year ago. However, McKesson had no accounts receivable sales in this year's third quarter compared to accounts receivable sales of $900 million in the third quarter a year ago.

      The company's net debt to net capital ratio was 23.1% compared to 21.8% a year ago. The financial statements and the net debt to net capital ratio have been recast to effectively classify the company's trust convertible preferred securities as debt in accordance with Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities."

      The company repurchased $40 million of common shares in the quarter, completing a previously authorized $250 million share repurchase program. As previously announced, the company's Board of Directors has authorized a new $250 million share repurchase program. At December 31, 2003, McKesson had 291.2 million shares outstanding.

      A Webcast of the company's regular conference call to review financial results with the financial community is available through McKesson's website, www.mckesson.com, live at 5 PM EDT today and on replay afterwards. Shareholders are encouraged to review SEC filings and more information about McKesson, all of which are located on the company's website.

      McKesson Corporation (NYSE: MCK) is a Fortune 20 healthcare services and information technology company dedicated to helping its customers deliver high-quality healthcare by reducing costs, streamlining processes and improving the quality and safety of patient care. Over the course of its 170-year history, McKesson has grown by providing pharmaceutical and medical-surgical supply management across the spectrum of care; healthcare information technology for hospitals, homecare and payors; hospital and retail pharmacy automation; and services for manufacturers and payors designed to improve outcomes for patients. For more information, visit us at www.mckesson.com.

      Except for historical information contained in this press release, matters discussed may constitute "forward-looking statements", within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as "believes", "expects", "anticipates", "may", "will", "should", "seeks", "approximates", "intends", "plans", "estimates" or the negative of these words or other comparable terminology. The most significant of these risks and uncertainties are described in the company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: the resolution or outcome of pending shareholder litigation regarding the 1999 restatement of our historical financial statements; the changing U.S. healthcare environment, including the impact of recently approved and potential future mandated benefits; changes in private and governmental reimbursement or in the delivery systems for healthcare products and services; governmental efforts to regulate the pharmaceutical supply chain; changes in pharmaceutical and medical-surgical manufacturers' pricing, selling, inventory, distribution or supply policies or practices; changes in customer mix; substantial defaults in payment or a material reduction in purchases by large customers; challenges in integrating and implementing the company's software products, or the slowing or deferral of demand for these products; the company's ability to successfully identify, consummate and integrate strategic acquisitions; changes in generally accepted accounting principles (GAAP); and general economic conditions. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The company assumes no obligation to update or revise any such statements, whether as a result of new information or otherwise.

                                                                     SCHEDULE I

                              McKESSON CORPORATION
                  CONDENSED CONSOLIDATED INCOME STATEMENTS (1)
                                   (UNAUDITED)
                     (IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                               Quarter Ended December 31,          Nine Months Ended December 31,
                                                          ---------------------------------        ------------------------------
                                                             FY04          FY03        Chg.        FY04         FY03          Chg.
                                                             ----          ----        ----        ----         ----          ----
Revenues
      Excluding sales to customers' warehouses            $12,404.8     $10,913.9       14%     $35,517.1     $31,322.0        13%
      Sales to customers' warehouses                        5,827.1       4,007.1       45       16,049.1      10,912.5        47
                                                          ---------     ---------               ---------    ----------
          Total                                            18,231.9      14,921.0       22       51,566.2      42,234.5        22

Cost of sales                                              17,498.1      14,193.4       23       49,234.2      40,016.8        23
                                                          ---------     ---------               ---------    ----------
      Gross profit                                            733.8         727.6        1        2,332.0       2,217.7         5

Operating expenses                                            571.8         517.8       10        1,692.9       1,583.5         7
                                                          ---------     ---------               ---------    ----------
      Operating income                                        162.0         209.8      (23)         639.1         634.2         1

Interest expense                                              (29.4)        (30.4)      (3)         (87.6)        (96.0)       (9)

Other income                                                   31.4          24.1       30           58.4          38.2        53
                                                          ---------     ---------               ---------    ----------
      Income before income taxes                              164.0         203.5      (19)         609.9         576.4         6

Income taxes                                                  (43.8)        (69.2)     (37)        (177.6)       (195.9)       (9)
                                                          ---------     ---------               ---------    ----------
      Income from continuing operations                       120.2         134.3      (10)         432.3         380.5        14

Discontinued operations (2)                                      --            --       --             --          (4.1)       --
                                                          ---------     ---------               ---------    ----------
      Net income                                          $   120.2     $   134.3      (10)     $   432.3     $   376.4        15
                                                          =========     =========               =========    ==========
Earnings per common share
      Diluted
          Continuing operations                           $    0.41     $    0.46      (11)     $    1.46    $     1.28        14
          Discontinued operations                                --            --       --             --         (0.01)       --
                                                          ---------     ---------               ---------    ----------
               Total                                      $    0.41     $    0.46      (11)     $    1.46    $     1.27        15
                                                          =========     =========               =========    ==========
      Basic
          Continuing operations                           $    0.41     $    0.46      (11)     $    1.49    $     1.31        14
          Discontinued operations                                --            --       --             --         (0.01)       --
                                                          ---------     ---------               ---------    ----------
               Total                                      $    0.41     $    0.46      (11)     $    1.49    $     1.30        15
                                                          =========     =========               =========    ==========

Shares on which earnings per common share were based
      Diluted                                                 298.7         298.0       --          299.0         299.3        --
      Basic                                                   290.2         289.7       --          290.0         289.1        --

(1) As a result of the application of Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities", the Company no longer consolidates its investment in the McKesson Financing Trust (the "Trust"). Accordingly, the Company now recognizes long-term debt issued to the Trust in lieu of the preferred securities that the Trust issued to third parties. Additionally, the consolidated financial statements include interest expense on the long-term debt issued to the Trust and no longer report dividends on the preferred securities, net of tax. These changes did not have a material impact on our consolidated financial statements, including diluted earnings per share.

      For the quarters and nine months ended December 31, 2003 and 2002, interest expense, net of related income taxes, of $1.5 million and $4.6 million, has been added to net income for purposes of calculating diluted earnings per share. This adjustment reflects the impact of the Company's potentially dilutive obligations.

(2) In September 2002, we sold a marketing fulfillment business, which was included in our Pharmaceutical Solutions segment. Financial results for this business have been presented as a discontinued operation.

                                                                     SCHEDULE II

                              McKESSON CORPORATION
          CONDENSED CONSOLIDATED INCOME INFORMATION BY BUSINESS SEGMENT
                                   (UNAUDITED)
                                  (IN MILLIONS)

                                                          Quarter Ended December 31,             Nine Months Ended December 31,
                                                     -----------------------------------       ---------------------------------
                                                       FY04            FY03         Chg.         FY04          FY03         Chg.
                                                       ----            ----         ----         ----          ----         ----
REVENUES
Pharmaceutical Solutions
      U.S. Health Care                               $10,221.8      $ 9,039.7        13%       $29,283.7      $25,913.8      13%
      Canada                                           1,199.6          886.3        35          3,313.6        2,523.3      31
                                                     ---------      ---------                  ---------      ---------
          Total Direct Revenues                       11,421.4        9,926.0        15         32,597.3       28,437.1      15
      U.S. Health Care sales to customers'
        warehouses                                     5,827.1        4,007.1        45         16,049.1       10,912.5      47
                                                     ---------      ---------                  ---------      ---------
          Total Pharmaceutical Solutions              17,248.5       13,933.1        24         48,646.4       39,349.6      24
                                                     ---------      ---------                  ---------      ---------
Medical-Surgical Solutions                               689.1          692.6        (1)         2,063.4        2,059.7      --
                                                     ---------      ---------                  ---------      ---------
Information Solutions
      Software                                            56.2           61.8        (9)           167.2          157.6       6
      Services                                           211.6          206.2         3            614.6          595.6       3
      Hardware                                            26.5           27.3        (3)            74.6           72.0       4
                                                     ---------      ---------                  ---------      ---------
          Total Information Solutions                    294.3          295.3        --            856.4          825.2       4
                                                     ---------      ---------                  ---------      ---------
          Total                                      $18,231.9      $14,921.0        22        $51,566.2      $42,234.5      22
                                                     =========      =========                  =========      =========
GROSS PROFIT
Pharmaceutical Solutions                             $   470.4      $   487.6        (4)       $ 1,529.0      $ 1,462.8       5
Medical-Surgical Solutions                               135.8          130.1         4            398.5          389.7       2
Information Solutions                                    127.6          109.9        16            404.5          365.2      11
                                                     ---------      ---------                  ---------      ---------
      Gross profit                                   $   733.8      $   727.6         1        $ 2,332.0      $ 2,217.7       5
                                                     =========      =========                  =========      =========
OPERATING EXPENSES
Pharmaceutical Solutions                             $   309.0      $   269.1        15        $   912.7      $   814.7      12
Medical-Surgical Solutions                               113.9          113.6        --            334.7          342.6      (2)
Information Solutions                                    107.2           95.4        12            322.0          308.8       4
Corporate                                                 41.7           39.7         5            123.5          117.4       5
                                                     ---------      ---------                  ---------      ---------
      Operating expenses                             $   571.8      $   517.8        10        $ 1,692.9      $ 1,583.5       7
                                                     =========      =========                  =========      =========
OTHER INCOME

Pharmaceutical Solutions                             $    29.6      $    22.5        32        $    47.8      $    39.1      22
Medical-Surgical Solutions                                 0.4            1.1       (64)             1.8            1.4      29
Information Solutions                                      0.2            0.6       (67)             1.4            2.1     (33)
Corporate                                                  1.2           (0.1)       --              7.4           (4.4)     --
                                                     ---------      ---------                  ---------      ---------
      Other income (loss)                            $    31.4      $    24.1        30        $    58.4      $    38.2      53
                                                     =========      =========                  =========      =========
OPERATING PROFIT
Pharmaceutical Solutions                             $   191.0      $   241.0       (21)       $   664.1      $   687.2      (3)
Medical-Surgical Solutions                                22.3           17.6        27             65.6           48.5      35
Information Solutions                                     20.6           15.1        36             83.9           58.5      43
                                                     ---------      ---------                  ---------      ---------
Operating profit                                         233.9          273.7       (15)           813.6          794.2       2
Corporate                                                (40.5)         (39.8)        2           (116.1)        (121.8)     (5)
                                                     ---------      ---------                  ---------      ---------
      Income from continuing operations
        before interest expense and income taxes     $   193.4      $   233.9       (17)       $   697.5      $   672.4       4
                                                     =========      =========                  =========      =========
STATISTICS
Operating profit as a % of revenues
      Pharmaceutical Solutions                            1.11%          1.73%       (62)bp         1.37%          1.75%    (38)bp
      Pharmaceutical Solutions, excl. sales
        to customers' warehouses                          1.67%          2.43%       (76)           2.04%          2.42%    (38)
      Medical-Surgical Solutions                          3.24%          2.54%        70            3.18%          2.35%     83
      Information Solutions                               7.00%          5.11%       189            9.80%          7.09%    271

Return on Stockholders' Equity                            13.1%          12.3%
Return on Committed Capital                               23.1%          22.4%

                                                                    SCHEDULE III

                              McKESSON CORPORATION
                    CONDENSED CONSOLIDATED BALANCE SHEETS (1)
                                   (UNAUDITED)
                                  (IN MILLIONS)

                                                                        December 31,    March 31,
                                                                           2003            2003
                                                                           ----            ----
ASSETS
      Current Assets
          Cash and equivalents                                         $     200.5    $     522.0
          Marketable securities available for sale                            13.7           11.5
          Receivables, net                                                 5,346.0        4,594.7
          Inventories                                                      7,106.0        6,022.5
          Prepaid expenses and other                                         112.7          102.9
                                                                       -----------    -----------
              Total                                                       12,778.9       11,253.6
      Property, Plant and Equipment, net                                     596.0          593.7
      Capitalized Software Held for Sale                                     127.2          131.1
      Notes Receivable                                                       179.2          248.6
      Goodwill and Other Intangibles                                       1,492.3        1,449.5
      Other Assets                                                           781.2          681.4
                                                                       -----------    -----------
              Total Assets                                             $  15,954.8    $  14,357.9
                                                                       ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
      Current Liabilities
          Drafts and accounts payable                                  $   7,304.1    $   6,630.7
          Deferred revenue                                                   543.9          459.7
          Short-term borrowings                                              217.6             --
          Current portion of long-term debt                                   16.5           10.2
          Other                                                              989.5          874.6
                                                                       -----------    -----------
              Total                                                        9,071.6        7,975.2
      Postretirement Obligations and Other Noncurrent Liabilities            443.7          363.5
      Long-Term Debt                                                       1,469.6        1,490.7
      Stockholders' Equity                                                 4,969.9        4,528.5
                                                                       -----------    -----------
              Total Liabilities and Stockholders' Equity               $  15,954.8    $  14,357.9
                                                                       ===========    ===========

(1) See note 1 on Schedule I.

                                                                     SCHEDULE IV

                              McKESSON CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                  (IN MILLIONS)

                                                                                              Nine Months Ended December 31,
                                                                                              ------------------------------
                                                                                                 FY04                 FY03
                                                                                                 ----                 ----
OPERATING ACTIVITIES
     Income From Continuing Operations                                                        $    432.3           $  380.5
     Adjustments to Reconcile to Net Cash Provided (Used) By Operating Activities:
          Depreciation                                                                              73.8               76.2
          Amortization                                                                              91.5               74.6
          Provision for bad debts                                                                   54.3               57.3
          Deferred taxes on income                                                                 139.2               18.7
          Other non-cash items                                                                     (20.0)               9.9
                                                                                              ----------           --------
              Total                                                                                771.1              617.2
                                                                                              ----------           --------
     Effects of Changes In:
          Receivables                                                                             (699.1)             155.1
          Inventories                                                                           (1,047.2)            (522.9)
          Accounts and drafts payable                                                              622.2               (1.1)
          Deferred revenue                                                                          81.7               76.2
          Taxes                                                                                     (1.6)              78.2
          Other                                                                                     (2.9)             (36.9)
                                                                                              ----------           --------
              Total                                                                             (1,046.9)            (251.4)
                                                                                              ----------           --------
              Net cash provided (used) by continuing operations                                   (275.8)             365.8
     Discontinued Operations                                                                          --               (0.5)
                                                                                              ----------           --------
              Net cash provided (used) by operating activities                                    (275.8)             365.3
                                                                                              ----------           --------
INVESTING ACTIVITIES
     Property Acquisitions                                                                         (71.6)             (78.4)
     Capitalized Software Expenditures                                                            (131.0)            (135.5)
     Acquisitions of Businesses, Less Cash and Short-Term Investments Acquired                     (45.6)            (356.8)
     Notes Receivable Issuances, Net                                                               (10.8)             (42.4)
     Proceeds from Sale of Notes Receivable                                                         42.2              117.9
     Other                                                                                          19.1               (7.7)
                                                                                              ----------           --------
              Net cash used by investing activities                                               (197.7)            (502.9)
                                                                                              ----------           --------
FINANCING ACTIVITIES
     Proceeds From the Issuance of Debt                                                            217.6               30.0
     Repayment of Debt                                                                             (10.7)            (140.6)
     Capital Stock Transactions:
          Issuances                                                                                 81.8               69.9
          Share repurchases                                                                       (115.3)             (25.0)
          ESOP notes and guarantees                                                                  9.1               12.8
          Dividends paid                                                                           (52.3)             (52.3)
          Other                                                                                     21.8                1.1
                                                                                              ----------           --------
              Net cash provided (used) by financing activities                                     152.0             (104.1)
                                                                                              ----------           --------
Net Decrease in Cash and Equivalents                                                              (321.5)            (241.7)
Cash and Equivalents at Beginning of Period                                                        522.0              557.8
                                                                                              ----------           --------
Cash and Equivalents at End of Period                                                         $    200.5           $  316.1
                                                                                              ==========           ========

                                                                      SCHEDULE V

                              McKESSON CORPORATION
              RETURN ON STOCKHOLDERS' EQUITY AND COMMITTED CAPITAL
                                   (UNAUDITED)
                                  (IN MILLIONS)

                                                                              Quarter Ended December 31,
                                                                              --------------------------
                                                                                 FY04            FY03
                                                                                 ----            ----
Net income- last 4 quarters                                                   $    611.3      $    501.8
Stockholders' equity- 5 quarter average                                       $  4,670.4      $  4,070.4

Return on stockholders' equity                                                      13.1%           12.3%
                                                                              ----------      ----------

Adjusted income- last 4 quarters
      Income from continuing operations before interest and income taxes      $  1,001.5      $    896.0
      Amortization of intangibles                                                   20.0            17.9
                                                                              ----------      ----------
          Adjusted income                                                     $  1,021.5      $    913.9
                                                                              ----------      ----------
Committed capital- 5 quarter average
      Long-term debt                                                          $  1,495.4      $  1,561.9
      Short-term borrowings                                                         76.5            65.4
      Non-current portion of deferred income taxes                                   9.2           (15.5)
      Stockholders' equity                                                       4,670.4         4,070.4
      Cash, cash equivalents and marketable securities                            (361.7)         (358.7)
      Goodwill and other intangibles                                            (1,459.4)       (1,236.2)
                                                                              ----------      ----------
          Committed capital                                                   $  4,430.4      $  4,087.3
                                                                              ----------      ----------
Return on committed capital                                                         23.1%           22.4%
                                                                              ----------      ----------

The Company utilizes return on committed capital as a measure to evaluate its ability to generate income relative to its investment in capital. The Company believes that the most directly comparative GAAP measure is return on stockholders' equity.